EXHIBIT 10.13

Ocean Power                                                                 Memo

Date: 15 November, 2000

To:   Olga Johnson

From: JP Maceda

Re.   Draft MOU/EEM

Dear Olga,

This note is to confirm our  understanding  that Ocean Power and EEM will expand
their   cooperation   beyond  the   initially   agreed  upon  area  of  seawater
desalination.

Ocean Power will now work with EEM to develop a more broadly based program to exploit a wider range of applications for EEM's technologies in the general areas of water and gas monitoring.

The intent of this MOU is to develop a business plan for the application of EEM's technologies to a wide range of markets. Ocean Power will assist in the development of this plan and will participate in the resultant business in a mutually agreeable manner.

Ocean Power will disclose this to the public in the following manner:

"Ocean Power has signed an MOU with EEM to develop a broader range of uses for EEM's real-time gas anal water analysis technologies. These technologies are now being applied to a wide range of applications for both environmental monitoring and process control. This will support Ocean Power's efforts in both desalination and power generation."

If this is acceptable, please acknowledge your acceptance below.

Sincerely,

By: /s/ JP Maceda,
------------------
        JP Maceda
        President

Accepted by: /s/ Olga Johnson
-----------------------------
                 Olga Johnson


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